Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Creatd, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common stock, par value $0.001 per share (issued and outstanding shares)	(1)	Other	5,145,425	$2.0950	$10,779,665.38	0.0001381	$1,488.67
Fees to be Paid	Equity	Common stock, par value $0.001 per share (issuable upon exercise of pre-funded common stock purchase warrants)	(2)	Other	430,588	$2.0950	$902,081.86	0.0001381	$124.58

Total Offering Amounts:							$11,681,747.24		1,613.25
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$1,613.25

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Offering Note(s)

(1)	Represents up to 5,145,425 Shares of Common Stock that are issued and outstanding and held by the Selling Stockholders.

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the closing price of the registrant’s common stock, as reported on the OTCQB Marketplace on September 11, 2026. The shares covered by this registration statement may be sold by the selling stockholders from time to time at fixed prices, prevailing market prices, prices related to prevailing market prices, negotiated prices, or other prices permitted by applicable law.
(2)	Represents up to 430,588 Shares issuable upon exercise of outstanding pre-funded common stock purchase warrants.

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the closing price of the registrant’s common stock, as reported on the OTCQB Marketplace on September 11, 2026. The shares covered by this registration statement may be sold by the selling stockholders from time to time at fixed prices, prevailing market prices, prices related to prevailing market prices, negotiated prices, or other prices permitted by applicable law.